Julius Baer Investment Funds
Julius Baer Global Income Fund
Julius Baer International Equity Fund
Julius Baer Global High Yield Bond Fund
Independent Auditors' Report
The Board of Trustees
Julius Baer Investment Funds:

We have audited the accompanying statements of assets and liabilities of Julius Baer Global Income Fund, Julius Baer International Equity Fun,d and Julius Baer Global High Yield Bond Fund, portfolios of Julius Baer Investment Funds, including the portfolios of investments and schedules of forward foreign exchange contracts, as of October 31, 2004, and the related statements of operations for the year or period then ended, statements of changes in net assets for each of the years or periods in the two-year period then ended and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2004 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Julius Baer Total Return Fund , Julius Baer International Equity Fund and Julius Baer Global High Yield Bond Fund as of October 31, 2004, the results of their operations, changes in their net assets, and financial highlights for each of the years or periods described above, in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
December 3, 2004